Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11

)

HERCULES OFFSHORE, INC., et al.	)	Case No. 16-11385 (KJC)

)

Debtors.[1]	)	Jointly Administered

	)	Re: Docket Nos. 18, 19, 369, 436, 486

NOTICE OF OCCURRENCE OF THE EFFECTIVE

DATE OF THE DEBTORS’ JOINT PREPACKAGED

CHAPTER 11 PLAN (INCORPORATING MEDIATION SETTLEMENT)

PLEASE TAKE NOTICE that, on November 15, 2016, the United States Bankruptcy Court for the District of Delaware entered the Order Approving the Debtors’ Disclosure Statement for, and Confirming, the Debtors’ Joint Prepackaged Chapter 11 Plan [Docket No. 486] (the “Confirmation Order”) confirming the Debtors’ Modified Joint Prepackaged Chapter 11 Plan (Incorporating Mediation Settlement) [Docket No. 436] (the “Plan”).2

PLEASE TAKE FURTHER NOTICE that on December 2, 2016, each of the conditions precedent to the effectiveness of the Plan occurred or was waived in accordance with the provisions of the Plan. Accordingly, the Plan became effective on December 2, 2016 (the “Effective Date”).

PLEASE TAKE FURTHER NOTICE that pursuant to the Plan, holders of Fee Claims arising on or after the Petition Date through and including the Effective Date shall file and serve

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Cliffs Drilling Company (8934); Cliffs Drilling Trinidad L.L.C. (5205); FDT LLC (7581); FDT Holdings LLC (4277); Hercules Drilling Company, LLC (2771); Hercules Offshore, Inc. (2838); Hercules Offshore Services LLC (1670); Hercules Offshore Liftboat Company LLC (5303); HERO Holdings, Inc. (5475); SD Drilling LLC (8190); THE Offshore Drilling Company (4465); THE Onshore Drilling Company (1072); TODCO Americas Inc. (0289); TODCO International Inc. (0326). The Debtors’ corporate headquarters are located at, and the mailing address for each Debtor is, 9 Greenway Plaza, Suite 2200, Houston, TX 77046.
[2]	Capitalized terms used but not defined herein shall the meaning ascribed to them in the Plan.

final requests for allowance and payment of such Fee Claims by no later than by no later than forty-five (45) days after the Effective Date in accordance with the Plan, or shall be forever barred from asserting such Claims against the Debtors, the Wind Down Entity, or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date.

PLEASE TAKE FURTHER NOTICE that each holder of an Administrative Claim, other than (i) a Fee Claim, (ii) a liability incurred and payable in the ordinary course of business by the a Debtor (and not past due), or (iii) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Court and serve on the Wind Down Entity Representative and its counsel notice of such Administrative Claim within thirty (30) days after service of notice of the Effective Date. Such notice must include at a minimum (i) the name of the Debtor(s) purported to be liable for the Administrative Claim, (ii) the name of the holder of the Administrative Claim, (iii) the amount of the Administrative Claim, and (iv) the basis for the Administrative Claim. Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred.

PLEASE TAKE FURTHER NOTICE that if the rejection or repudiation of an Executory Contract or Unexpired Lease pursuant to the Plan results in a Rejection Damage Claim, then such Rejection Damage Claim shall be forever barred and shall not be enforceable against the Debtors or the Wind Down Entity or their properties, or any of their interests in properties as agent, successor or assign, unless a proof of Claim is filed with the Claims and Noticing Agent and served upon counsel to the Debtors or the Wind Down Entity, as applicable, within thirty (30) days after the later of (i) service of the Confirmation Order and (ii) service of notice of the effective date of rejection or repudiation of the Executory Contract or Unexpired Lease.

PLEASE TAKE FURTHER NOTICE that the Plan and its provisions are binding on the Debtors, the Wind Down Entity and any holder of a Claim or Interest and such holder’s respective successors and assigns, whether or not the Claim or the Interest of such holder is Impaired under the Plan, and whether or not such holder voted to accept the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan and the Confirmation Order contain other provisions that may affect your rights. You are encouraged to review the Plan and the Confirmation Order in their entirety.

PLEASE TAKE FURTHER NOTICE that copies of the Plan, Confirmation Order, and any other related documents may be obtained at no charge from Prime Clerk LLC (“Prime Clerk”), the noticing agent in these cases by accessing the case restructuring website at https://cases.primeclerk.com/herculesinfo/. You may also obtain copies of any pleadings filed in these chapter 11 cases for a fee via PACER at www.deb.uscourts.gov.

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Dated:	December 2, 2016 Wilmington, Delaware	MORRIS, NICHOLS, ARSHT & TUNNELL LLP
/s/ Matthew B. Harvey

Robert J. Dehney (No. 3578)

Eric D. Schwartz (No. 3134)

Matthew B. Harvey (No. 5186)

1201 N. Market St., 16th Flr.

PO Box 1347

Wilmington, DE 19899-1347

Telephone: (302) 658-9200

Facsimile: (302) 658-3989

rdehney@mnat.com

eschwartz@mnat.com

mharvey@mnat.com

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AKIN GUMP STRAUSS HAUER & FELD LLP

Michael S. Stamer (admitted pro hac vice)

Philip C. Dublin (admitted pro hac vice)

David H. Botter (admitted pro hac vice)

One Bryant Park

New York, New York 10036

Telephone: (212) 872-1000

Facsimile: (212) 872-1002

- and -

Kevin M. Eide (admitted pro hac vice)

1333 New Hampshire Avenue, N.W.

Washington, D.C. 20036

Telephone: (202) 887-4000

Facsimile: (202) 887-4288

Counsel for Debtors

and Debtors in Possession

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